UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 9, 2015

NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

21575 Ridgetop Circle Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)
(571) 434-5400
(Registrant's telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 9, 2015, NeuStar, Inc. (“NeuStar” or the “Company”), a Delaware corporation, and Transaction Network Services, Inc. (“TNS” or the “Seller”), a Delaware corporation, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) whereby the Seller has agreed to sell its caller authentication business to the Company (the “Transferred Business”).
The Asset Purchase Agreement contains customary representations, warranties and covenants. The consummation of the transactions contemplated by the Asset Purchase Agreement is subject to customary conditions, including (i) expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “Hart-Scott-Rodino Act”), and (ii) absence of a material adverse effect on the Transferred Business.
The purchase price payable by NeuStar is $220 million, determined on a “cash-free, debt-free” basis. Of the $220 million purchase price, $10 million will be deposited in a separate indemnity escrow account at closing and will be available to satisfy post-closing indemnification claims.
The Asset Purchase Agreement contains certain customary termination rights for NeuStar and the Seller and further provides that, upon termination of the Asset Purchase Agreement under certain circumstances related to antitrust matters, NeuStar would be required to pay the Seller a termination fee of $13 million.
The acquisition is currently expected to close in the fourth quarter of 2015, pending approval under the Hart-Scott-Rodino Act.
The above description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement. The representations and warranties contained in the Asset Purchase Agreement were made for the purpose of, among other things, allocating contractual risk between the parties to the Asset Purchase Agreement and should not be viewed or relied upon as a disclosure of factual information relating to Company or the Transferred Business. The Asset Purchase Agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference.
Item 8.01. Other Events.
On September 9, 2015, NeuStar issued a press release announcing the above-mentioned acquisition transaction. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
The following are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of September 9, 2015, by and among NeuStar, Inc. and Transaction Network Services, Inc.
99.1	Press Release, dated September 9, 2015, announcing that NeuStar, Inc. has entered into an Asset Purchase Agreement with Transaction Network Services, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuStar, Inc.

Date:	September 9, 2015	By:	/s/ Paul S. Lalljie
Name: Paul S. Lalljie
Title: Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of September 9, 2015, by and among NeuStar, Inc. and Transaction Network Services, Inc.
99.1	Press Release, dated September 9, 2015, announcing that NeuStar, Inc. has entered into an Asset Purchase Agreement with Transaction Network Services, Inc.